Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                         All Communications Corporation
             (Exact name of Registrant as specified in its charter)

New Jersey                                                  22-3124655
(State or Other                                             (I.R.S. Employer
Jurisdiction of                                             Identification
Number)
Incorporation or
Organization)

                                 225 Long Avenue
                           Hillside, New Jersey 07205
               (Address of Principal Executive Offices) (Zip Code)

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                         All Communications Corporation
                                Stock Option Plan
                            (Full Title of the Plan)

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                             Robert B. Kroner, Esq.
                       Vice President and General Counsel
                         All Communications Corporation
                                 225 Long Avenue
                           Hillside, New Jersey 07205
                     (Name and address of agent for service)

                                 (973) 282-2000
          (Telephone number, including Area Code, of Agent for Service)

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                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                Proposed maximum     Proposed maximum
       Title of securities      Amount to be   offering price per       aggregate            Amount of
        to be registered         registered         share (1)       offering price (1)   registration fee
---------------------------------------------------------------------------------------------------------
Common Stock, no par value(2)     3,086,500          $4,8125             $14,853,782          $4,130
                                   Shares
=========================================================================================================

(1) Calculated pursuant to Rule 457(c) and 457(h) using the average of the bid and asked prices reported on the OTC Electronic Bulletin Board on April 29, 1999.

(2) Pursuant to Rule 416, there are also being registered such additional securities as may become issuable pursuant to the anti-dilution provisions of the stock options.

                                EXPLANATORY NOTE

            This Registration Statement has been prepared in accordance with the requirements of Form S-8 to register 1,500,000 shares of the Registrant's common stock, no par value ("Common Stock"), issuable pursuant to the Registrant's Stock Option Plan (the "Plan") and 1,586,500 shares of Common Stock issuable pursuant to exercise of stock options granted by the Registrant to its employees and directors.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Act"), the documents containing the information specified in this
Part I will be sent or given to participants under the Plan and other holders of stock options for which shares of Common Stock are being registered hereby. These documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

            There are hereby incorporated by reference herein the following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

            (a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 (file no. 1-12937) that contains audited financial statements for the Registrant's fiscal year ended December 31, 1998;

            (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the Company's fiscal year ended December 31, 1998; and

            (c) the description of Common Stock set forth in the Company's registration statements on Form 8-A filed with the Commission pursuant to
Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such descriptions.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

            Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

            Not applicable.

Item 5. Interests of Named Experts and Counsel.

            None.

Item 6. Indemnification of Directors and Officers.

            The Registrant is organized under the laws of the State of New Jersey. The New Jersey Business Corporation Act, as amended (the "Act"), provides that a New Jersey corporation has the power generally to indemnify its directors, officers, employees and other agents against expenses and liabilities in connection with any proceeding involving such person by reason of his being a corporation agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of directors, officers, employees and other agents against expenses is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court, or the court in which such proceeding was brought, shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. Expenses incurred by a director, officer, employee or other agent in connection with a proceeding may be, under certain circumstances, paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and advance expenses under the Act does not exclude other rights to which a director, officer, employee or other agent of the corporation may be entitled to under the certificate of incorporation, by laws, agreement, vote of stockholders, or otherwise provided that no indemnification is permitted to be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his acts or omissions were in breach of his duty of loyalty to the corporation, were not in good faith or involved a violation of the law, or resulted in the receipt of such person of an improper personal benefit.

            Under the Act, a New Jersey corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation has the power to indemnify him against such expenses and liabilities under the Act.

            All of the foregoing powers granted to a New Jersey corporation may be exercised by such corporation notwithstanding the absence of any provision in its certificate of incorporation or by-laws authorizing the exercise of such powers. A New Jersey corporation may also provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to extent therein provided, to the corporation or its shareholders for damages for breach of a duty owed to the corporation or its shareholders, except for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders,
(b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

            The Registrant's Certificate of Incorporation provides that all directors and officers of the Company shall be indemnified to the fullest extent permitted by the Act. The Registrant's Certificate of Incorporation further provides that directors shall not be personally liable to the Company or its shareholders.

            The directors and officers of the Registrant are insured by policies purchased by the Registrant against liability and expenses incurred in their capacity as directors or officers.

Item 7. Exemption from Registration Claimed.

            Not applicable.


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

Item 8. Exhibits.

Exhibit
Number                              Description
------                              -----------

4.1 Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2, Registration No. 333-02932).

4.2 By-laws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2, Registration No. 333-21069).

4.3         Registrant's Stock Option Plan (incorporated by reference to Exhibit
            10.10 to the Registrant's Registration Statement on Form SB-2, Registration No. 333-02932).

4.4 Amendment No. 1 to Registrant's Stock Option Plan (incorporated by reference to Exhibit 10.13 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, Commission File No. 1-12937).

5*          Opinion of Shanley & Fisher, P.C.

23.1*       Consent of Shanley & Fisher, P.C. (included in Exhibit 5).

23.2*       Consent of BDO Seidman, LLP.

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* Filed herewith.

Item 9. Undertakings.

            (a) The undersigned Registrant will:

                  (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                        (i) Include any prospectus required by Section 10(a)(3)
                  of the Securities Act of 1933;

                        (ii) Reflect in the prospectus any facts or events
                  which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) Include any additional or changed material
                  information on the plan of distribution;


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

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant under the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) For determining liability under the Securities Act of
            1933, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

                  (3) File a post-effective amendment to remove from
            registration any of the securities that remain unsold at the end of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Hillside, State of New Jersey, on the 27 day of April, 1999.

                                          ALL COMMUNICATIONS CORPORATION

                                          By: /s/ Richard Reiss
                                              ----------------------------------
                                              Richard Reiss
                                              Chairman of the Board, President
                                              and Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

          Signatures                  Title                            Date




/s/ Richard Reiss               Director, Chairman of             April 27, 1999
--------------------------      the Board, President
Richard Reiss                   and Chief Executive
                                Officer (principal
                                executive officer)

/s/ Scott Tansey                Vice President -                  April 27, 1999
--------------------------      Finance (principal
Scott Tansey                    financial and
                                accounting officer)

/s/ Eric Friedman               Director                          April 27, 1999
--------------------------
Eric Friedman

/s/ Andrea Grasso               Director                          April 27, 1999
--------------------------
Andrea Grasso

/s/ Robert B. Kroner            Director                          April 27, 1999
--------------------------
Robert B. Kroner

/s/ Peter Maluso                Director                          April 27, 1999
--------------------------
Peter Maluso

                                  EXHIBIT INDEX

Exhibit
Number                          Description
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5             Opinion of Shanley & Fisher, P.C.

23.1          Consent of Shanley & Fisher,  P.C. (included in Exhibit 5)

23.2          Consent of BDO Seidman, LLP